Exhibit 99.7

BLACK RIFLE COFFE COMPANY – SILVERBOX ENGAGED MERGER CORP I BUSINESS COMBINATION ANNOUNCEMENT PRESENTATION

NOVEMBER 2, 2021

C O R P O R A T E   P A R T I C I P A N T S

Evan Hafer, Founder and Co-Chief Executive Officer, Black Rifle Coffee Company

Joe Reece, Executive Chairman, SilverBox Engaged Merger Corp I

Tom Davin, Co-Chief Executive Officer, Black Rifle Coffee Company

Toby Johnson, Chief Operating Officer, Black Rifle Coffee Company

Greg Iverson, Chief Financial Officer, Black Rifle Coffee Company

Duncan Murdoch, Chief Investment Officer, Silver Box Engaged Merger Corp I

P R E S E N T A T I O N

Operator

Welcome to today’s conference call announcing the business combination of Black Rifle Coffee Company and SilverBox Engaged Merger Corp I.

There is an investor presentation that was publicly filed by SilverBox Engaged with the SEC that will accompany today’s discussion. Please refer to that as a guide for today’s call. In particular, investors are urged to read the disclaimers at the beginning of the investor presentation. During this call, the parties will be making some forward-looking statements regarding future events and results.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. The information discussed today is qualified in its entirety by the Current Report Form on the 8-K that has been filed today by SilverBox Engaged and may be accessed on the SEC’s website, including the exhibits thereto. Investors are urged to read the Form 8-K carefully because it contains information about the proposed business combination.

Please note that today’s presentation is not an offering of securities or a solicitation of proxy, consent, or authorization or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise.

Now, I would like to introduce Evan Hafer, Founder and Co-Chief Executive Officer of Black Rifle Coffee Company.

Evan Hafer

My name is Evan Hafer. I'm the Founder and CEO of Black Rifle Coffee Company.

Let me introduce my fellow executives who are here with me today. First, we’ve got Tom Davin, my Co-Chief Executive Officer. He's a former Marine Captain who has spent the last 30 years leading fast growing, category defining businesses including Taco Bell, Panda Express, and most recently 5.11 Tactical. Tom joined our Board in 2018 and has been Co-CEO since early 2019.

Toby Johnson is our Chief Operating Officer. She joined the Company recently after leading the sales of the $4 billion in revenue, the snack food division of Campbell's Soup. Prior to Campbell's, Toby spent more than a decade in senior leadership roles at PepsiCo and Frito-Lay. She is a West Point graduate, a former Army Captain, and an Apache pilot.

Greg Iverson is our Chief Financial Officer. He joined us approximately a year and a half ago. He is the former CFO of two public companies, including Apollo Education Group and overstock.com. Greg brings over 25 years of finance and accounting experience to Black Rifle Coffee.

Also with us today are our partners from SilverBox Engaged Merger Corp. Joe Reece brings 35 years of experience, having previously been the head of investment banking in the U.S. for UBS, and Duncan Murdoch has over 25 years of experience as an investor, having led Macquarie’s U.S. principal investing business.

Many of you may not know about the Company, so I want to take some time to tell you about how we got started, just how passionate we are about our mission, and how the Company has grown to be one that is expected to generate approximately $230 million in revenue in 2021 with over 270,000 active Coffee Club subscribers.

I grew up the son of a logger in rural Idaho. I attended the University of Idaho and joined the Army to become a Special Forces soldier, also known as a Green Beret. Over two decades of deployments with both the military and the CIA, I grew to love coffee. I used to roast coffee to take with me into places like Mosul, Iraq and Kabul, Afghanistan. It was a ritual that we would use to start our day before we went to work defending the Constitution of the United States. It gave us all a taste of home, and it brought us together around a unifying experience that was both pleasurable and meaningful.

Our Company is called Black Rifle Coffee Company as a tribute to the black rifles we all carried during combat tours. These are life saving pieces of equipment. Veterans from many generations have carried black rifles, and our entire Company is proud to honor and pay tribute to the generations of the veterans that have served our Company, both present and past.

I founded Black Rifle Coffee with a simple idea; to provide a high-quality product while giving back to the veteran, military, and first responder communities. What I wanted to do was hire high-quality veterans and tell inspiring stories about veterans and giving back to great charitable donations while providing a high-quality coffee.

In 2014, I bought a small one-pound roaster and started roasting coffee in my garage in Salt Lake City. With help from fellow veterans, Matt Best and Jared Taylor, we created a video. We sold over 500 bags of Dark Roasted Freedom coffee in the last several months of 2014. During my first year of business in 2015, we generated over $1.3 million in direct-to-consumer sales from my small garage.

With the help of my wife and my family, the Company has always had a higher purpose, and we’ve always been able to deliver a high-quality product to our customers. The Mission to serve premium coffee and content to active military and our veterans, first responders, and to those who love America has never waivered. Our coffee is roasted in the United States, and the Company is veteran led and veteran controlled, and approximately 50% of our employees are veterans and veteran’s spouses.

Central to our mission is our commitment to veterans as evidenced by our coffee we donate to military and first responder units across the United States and across the globe. This year in 2021 we will donate more than $3 million of value in coffee to frontlines; and our charitable arm will donate over $1.2 million to veteran and first responder charities. Further, we've set a bold hiring goal to hire 10,000 veterans to join us in our cause. My vision for Black Rifle Coffee Company is to become one of the few, if not maybe the only, company dedicated to supporting the veteran community by inspiring them to become entrepreneurs, hiring them to join our team and serving them through a combination of our charitable efforts.

Let me give you some interesting facts about U.S. military veterans. Today there are over 18.5 million living veterans who account for about 7% of the U.S. adult population. These men and women are among some of the best and brightest that our nation has to offer. They are typically the leaders in their communities and companies. They often carry the mission and serve in a variety of ways. Veterans do have some special challenges, including the fact that underemployment rate tends to be 16% higher than the general population, 50,000 veterans are homeless in the United States, and veterans tend to suffer from a combination of medical and health issues at a much greater rate than the general population.

As many of you know, we have a veteran suicide problem in the United States with about 18 to 22 veterans lost every day. My vision is for Black Rifle Coffee Company to have a massive, positive impact in the veteran community. This is my passion. This is our passion, and this is central to our mission. This is what we fight for every day, and this is why I started Black Rifle Coffee Company. We are the company that everyone can support, and I’m proud to have a team that can tell you all about the business, and the exciting news we are announcing today that will help us propel and accomplish our mission.

Now, before I introduce these other executives, I want to focus you intently on the five key important strategic facts about this transaction we are announcing today.

Number one. Black Rifle Coffee is an exciting and growing brand. We have more than 270,000 Coffee Club subscribers, and our front-line locations we call them Outposts generate strong returns. We have numerous retail partners including Bass Pro, Cabela’s, and Walmart. We have other large retail outlets that we partner with as well. With that being said, our brand awareness is still below 20%, so we’re very clearly early in deploying our growth strategy.

Number two. We have a talented management team with extensive experience of delivering results, and I’m excited for you to meet this team.

Number three. We have a strong record of delivering financial returns, and we continue to grow. Over the past three years, we have grown revenue, and at a compounded annual growth rate of 67%, we expect to grow 37% over the next three years, all while delivering consistent profitability.

Number four. We know how to build this brand. We have an aggressive growth strategy, and we have a team with a relentless dedication to execution.

Number five, and lastly, we have chosen a partner for this deal that is passionate about our mission and has a great track record of helping companies grow.

Our partners at SilverBox Engaged have tied their sponsor economics to our growth. Their interests, our interests, and the interests of our shareholders are totally aligned. A key indicator to their commitment is that SilverBox Engaged will join us in donating more than 530,000 shares to the Black Rifle Coffee Company Foundation at the closing of this transaction.

On the slide you can see are some examples from the charities we support, including the Special Forces foundation, the Special Operations Care Fund. With our new teammate SilverBox Engaged, we will be able to provide even more and crucial support.

I will now turn over the call to Joe to discuss SilverBox Engaged in greater detail.

Joe Reece

Thanks, Evan.

I’d like to quickly discuss three areas today. First, I want to talk about who we are, and what we do at SilverBox Engaged. Second, I’d like to discuss the unique manner in which we structured this transaction. Finally, and most importantly, I would like to explain why we believe Black Rifle Coffee is an excellent investment.

First, about SilverBox. Our team’s first SPAC was done under the Boxwood banner. For our second SPAC, we focused on creating a sustainable institutional quality platform. To that end, our team partnered with Engaged Capital to enable us to provide significant committed capital to the companies we acquire, hence the name SilverBox Engaged.

Next, we recruited an experienced Board of Directors, a deep bench of strategic advisors, and also recruited a core team of experienced investment professionals. Our institutional platform and extensive experience position us as the ideal partner for Black Rifle Coffee on this transaction and beyond.

We are incredibly excited to continue partnering with Black Rifle Coffee’s management team as it works to accelerate their growth and succeed as a public company. We want to underscore that our team took a deliberate, thoughtful approach to selecting this transaction. Rather than attempting to hastily execute a transaction, as some SPACs have done, or languishing, as other have done, we focused on balancing urgency and selectivity throughout our investment screening process. We identified and evaluated roughly 200 quality merger candidates in a short timespan before selecting the ideal target and opportunity, Black Rifle Coffee.

Next, I want to talk about how we structured this transaction, why it’s different, and how it benefits shareholders. With our partners at Engaged Capital, we’ve created a backstop structure to create certainty for closing of this transaction, while minimizing the potential for over-capitalizing the Company. With up to $300 million of capital committed in common stock at $10 per share, the minimum cash condition that we agreed to with the Company is already met. Engaged Capital has committed $100 million of common equity to this structure to provide significant institutional leadership. With our backstop structure, the Company is assured to have ample capital to support its growth plans.

We believe this structure is better for everyone and demonstrates the attractiveness of both Black Rifle Coffee and the transaction. It provides certainty, but also avoids excess proceeds and potentially over-capitalizing the balance sheet.

Moreover, we are further aligning our interests with shareholders by forfeiting 15% of our Founder shares, and subjecting 7.5% of our founder shares to forfeiture if the price of the combined Company’s shares did not appreciate at least 50%, and additional 7.5% to forfeiture if the price does not appreciate at least 100%.

Additionally, Black Rifle Coffee’s founders and management team share our belief in partnership and are also subjecting 20 million shares to forfeiture if the same return price thresholds I just discussed are not achieved.

Lastly, SilverBox Engaged’s principals will donate more than 400,000 shares, or over $4 million at $10 per share to the Black Rifle Coffee Company Foundation, reflecting our support for the Company’s mission to hire and support veterans and first responders.

Finally, and in my opinion the most important part, why we believe Black Rifle Coffee is a great investment. Black Rifle Coffee is a digitally-native, omni-channel business that serves a loyal customer base in a massive addressable market. With projected revenues of more than $230 million in 2021 and more than $310 million in 2022, the Company already has the foundation for sustainable growth. The Company has the tailwinds of a proven management team, high consumer loyalty, a relentless focus on execution, and a mission-driven philosophy that resonates with a large and growing audience.

Further, with a capital efficient financial model, attractive gross margins, and significant white space, we expect the Company will be able to sustain a meaningful revenue growth while continuing to pragmatically expand operations across high-potential regions.

Finally, we firmly believe the mission, which you heard Evan discuss earlier, is core to the Company’s future success and our investment thesis. My first exposure to the loyalty of Black Rifle Coffee customers came in an airport. I was in LAX headed to JFK and was sporting a Black Rifle T-shirt. Two other passengers walked by and gave a shout out on how great the brand was, and how much they loved the Company and the coffee. The exact same thing happened when I landed in New York. This authentic, compassionate, mission driven business inspires a very loyal and compelling customer base.

The Company’s net promoter score of 78 is comparable to some of the best known, and much larger brands out there. The coffee category where the Company excels is a huge market at $45 billion, just in the U.S., and coffee is a great daily routine-based category; but this brand is much broader than coffee. Already approximately 12% of revenues come from merchandise sales. As Tom will walk you through further, the Company has an attractive omni-channel model with three key lines of business, any of which on a stand-alone basis would be a compelling business and investment opportunity.

We have spoken a lot about how great this Company is, but here is the proof of the incredible journey that the Company has been on, and the significant opportunities we see ahead. I’ve reviewed a fair number of company financials and business models in my 30-plus year career on Wall Street, and I haven’t seen many like this. The combination of scale, $230 million in current year revenue, and continuing high growth rates is exceptional. In just two years, from 2019 to 2021, Black Rifle Coffee almost tripled revenues, and based on management’s growth plan outlined in this presentation, we believe in the next two years it will almost double revenues again.

The Company’s gross margins are in line with some of the highest quality and profitable companies in the broader sector, and we see opportunities for further margin expansion. Make no mistake, coffee is a competitive category, but it’s also very large and a highly attractive market given its nature as a daily ritual. We strongly believe that the mega-trend of consumers supporting brands whose values they share, serves as a significant and lasting tailwind for the Company. It’s truly a unique and phenomenal growth story, and most importantly, Evan, Tom, and Toby, the entire team, they are just getting started.

I would now like to turn the call over to Tom Davin, Black Rifle Coffee’s Chief Executive Officer.

Tom Davin

Thank you, Joe.

As we walk through the Black Rifle Coffee business model, I will highlight three main reasons that make us uniquely positioned to win in this competitive category.

First, we are the only mission-driven lifestyle brand in the coffee industry, and our mission is our reason for being, and core to everything we do. Our mission is a major driver behind our success and growth because it resonates with our customers, retail partners, vendors, and yes, even landlords. Our content creation capability enables us to build a large and growing community and establishes us as a compelling lifestyle brand that resonates with this community.

We create high quality, premium coffee and merchandise that our consumers love, consistently executed through a premium experience.

Finally, we are a digitally-native, omni-channel business. We have a brand and product that allow us to be in multiple, complementary channels, creating a scaleable business model.

As a digitally-native brand, social media is an important component of our strategy.

We have a large internal team dedicated to content creation, and we work with over 50 brand ambassadors who use social media to promote our brand. Our in-house integrated technology platform leverages data science and marketing technology to provide insights on consumer behavior, allowing us to create content that our consumers will engage with and share with their friends.

Moving on to our net promoter score of 78. This high level demonstrates the strength of our brand and the enthusiasm our consumers exhibit in support of our mission. We have the highest NPS among coffee competitors, and one of the highest across all consumer brands.

Looking at the reasons our customers buy our product, these demonstrate how our brand values and product quality resonate with our consumers. According to a recent Company survey, the top three reasons customers purchase Black Rifle products are: first, our support for the military and veterans; second, our great tasting coffee; and third, our brand alignment with their values.

Pulling this all together, we are in the very early stages of a multi-decade growth strategy, led by a rapidly expanding community and executed through a powerful omni-channel operating platform. Our omni-channel flywheel drives growth through diverse channels, broadens our reach and engagement with our consumers and generates superior returns on investment. As we grow, our customer experiences will continue to become more inspiring, more immersive, more connected, creating a virtuous cycle of growth and retention.

We have a massive opportunity in front of us. We believe we can address a significant portion of the $45 billion U.S. coffee market, and have identified our serviceable addressable market of $28 billion. This includes customers aligned with our brand values, and this addressable market is comprised of $10 billion of at-home coffee consumption, $4 billion of Ready to Drink, or RTD, consumption, and $14 billion of out-of-home.

We have a proven ability to reach a broad and diverse audience. The top five MSA’s in the United States account for 13% of our revenue. Some of you may be surprised to learn that our top MSA is New York City, followed by Dallas-Fort Worth, Los Angeles, Washington, DC, and Phoenix. We also have an attractive customer demographic that skew younger and higher income, relative to the general population. Overall, we believe we can reach 114 million people across a broad section of America.

Turning now to our unique brand and growing community. We utilize a three-pronged strategy to engage with our community through high quality content. Inform is our first pillar. We want our audience to love coffee as much as we do. Our educational content focuses on coffee history, sourcing, and preparation techniques.

The second pillar is inspire. We are committed to inspiring our community through stories of active military members, veterans, local heroes, and other uplifting stories. In many ways, the Inspire pillar is the beating heart of the Company. It’s the “why” behind what we do, and the centerpiece of our cultural movement.

Entertain is the third pillar. Our entertain content is top of mind when consumers think of Black Rifle Coffee media, and our audience loves the irreverent humor, slow motion action, and original music that comes in every piece we produce. We also have the Black Rifle Coffee podcast, covering topics including hunting, fishing, and adventure stories that speak to the American dream.

Moving on to what our customers buy. We are focused on delivering the highest quality coffee possible across a broad offering comprised of ground and whole bean bagged coffee, ready-to-drink product, K-Cups, or we call them rounds, and instant coffee. We also generate revenue through our merchandise sales, demonstrating the passion of our community. We see this particularly in our Outposts where significant merchandise sales are a key driver of our superior Average Unit Volumes.

We are passionate about coffee, focusing on the highest quality product that drives brand loyalty and repeat purchases. We source premium quality Arabica green coffee from Colombia and Brazil, with a score of 83 points or higher. We win on aroma and flavor. We roast our coffee in house at a state-of-the- art facility in central Tennessee, where we have significant capacity for expansion.

Our deep and cohesive leadership team, each of whom have proven track-records, enable us to vigorously execute on our business model. I'll note that of our top leaders, five are military veterans, and five have been senior executives at public companies. As a result, we have a high-performance culture that will drive measurable results in a public company environment.

I would like to discuss our growth strategy. Most of you, of course, haven’t been to one of our Outpost locations. This is a photo of of people spending the night in line before the grand opening of our Clarksville, Tennessee Outpost. Typically, we’ll have 50 to 100 people queued up overnight, waiting for a 5:00 a.m. grand opening. We believe this illustrates the pent-up demand for our Outposts across the country, as well as the void we are filling that is not addressed by our coffee competition. I’ve been part of the growth of Taco Bell, Panda Express, and 5.11, and yet I’ve never seen anything like this level of excitement.

Our four key vectors of growth. First, we will continue to grow our direct-to-consumer business. The DTC business has been the core driver of our growth to date, and we see opportunity to achieve predictable growth far into the future.

Second, we will expand our Outposts, where we believe we have superior prototype unit economics and significant whitespace for growth.

Third, we will continue to rapidly scale our ready-to-drink business. We have grown this segment to be a Top 4 brand in just 18 months, and we are just getting started.

Fourth, we will expand our wholesale distribution. We plan to reach at least 5,000 doors by 2023, effectively attacking the more than $10 billion at-home coffee market.

Turning to our direct-to-consumer segment, we believe we are a leading coffee subscription company with attractive customer acquisition economics and a high retention rate. We have a low monthly churn in the range of 3% to 4%, and more than 270,000 active Coffee Club subscribers, and a lifetime value that is approximately 4 times our cost to acquire customers.

With an aided brand awareness across the United States below 20%, we have significant brand building opportunity where every element of our omni-channel growth model will enhance awareness and penetration. Looking closer at brand awareness among the military and veteran affiliated audience, our brand awareness is surprisingly low at 17%, illustrating that we have a significant opportunity to expand with this military affiliated cohort.

Moving to our second growth driver, our Outposts. Outposts are a key component of our omni-channel business model, redefining the brand experience by inviting our community members to engage on a personal and daily basis. The experiences are unique and defensible, the unit economics are terrific, and these locations are billboards that provide another customer acquisition vehicle.

Looking at the unit economics for Outposts, our check average of $12 to $13 is roughly double the average of our competitors. The high check average is driven by our merchandise mix of approximately 48%, which further demonstrates that we have a strong emotional connection with our customers. Our prototype store generates average unit volumes of $2.5 million, which is among the highest for coffee or beverage focused concepts. We target four-wall margins of 25%, build-out costs of $1.4 million, and a cash-on-cash return of 45%.

We have a long runway to expand Outposts, estimating the near-term white space opportunity of approximately 1,300 locations. We expect to have 78 Outposts opened by 2023 in our nine priority markets. Note that for site strategy, we leverage our proprietary customer data, along with the team’s extensive background in store development, to optimize site selection in priority markets. We are developing mostly corporate-owned locations, while taking a highly selective approach to our franchisee partnership selection.

Today, we have approximately 12 groups working on franchise locations who are either long-time business associates of ours or military veterans with relevant business experience. Beyond 2023 we anticipate franchise locations will be limited to 25% or less of new Outposts. Ultimately, our Outposts help build our brand awareness and expand our base of loyal, highly engaged customers across the United States.

I’ll now turn the call over to Toby Johnson, our Chief Operating Officer.

Toby Johnson

Thanks, Tom.

As Evan said earlier, I joined the Company in August of this year after 14 years in this industry, and I have never seen the reception and enthusiasm for a newly-launched product like I am experiencing now. As a veteran, I joined this Company because I believe deeply in the mission. Because of this, I take the responsibility of stewarding our growth with a disciplined approach very seriously, so that we can continue to have a positive impact in the lives of veterans and first responders as we build a sustainable business for the future.

We launched Ready to Drink coffee in March of 2020 with two 11-ounce products. Since then, we added two incremental, 15-ounce products with 300 milligrams of caffeine and functional benefits like MCT oil. Our Ready to Drink portfolio is available in more than 33,000 locations across the U.S. We are a Top 4 brand in this $4 billion category, with less than 20% penetration in convenience stores. We have a tremendous runway to continue to build on the momentum of our Ready to Drink business, with two main paths for significant growth.

The first path for growth is expanding our points of distribution. As mentioned, our 11-ounce RTD products are in less than 20% of convenience stores, and our 15-ounce products are in less than 10%. With our existing retail partners, we have less than 50% penetration with roughly 33,000 doors compared to total of 73,000. We see our total potential door opportunity as much larger, at 375,000 doors across convenience stores, food, drug, and mass. We plan to expand our national retail partners by 11 in early 2022, and you can see listed some of our current national retail partners from Circle K and CVS, to HEB and Walmart, as well as recent new customer wins.

The other path for growth is increasing volume per outlet, primarily by adding SKUs to our existing distribution points. For illustrative purposes, we’ve provided an actual case study from a national chain that shows the incrementality of adding SKUs to demonstrate our growth potential.

You can see the increase in the velocity of volume per outlet as we added SKUs, supporting a compelling case for SKU expansion within current doors. The data shows both the growth in volume per outlet that we have been experiencing, and more recently, the impact and incrementality of our two new SKUs contributing to overall growth.

In addition to consumers interacting with our brand in both our Outposts and through convenience stores and FDM, we also distribute our products to Outdoor, DIY, and Lifestyle retail chains, which we believe is unique and speaks to the strength of our brand. These partnerships emphasize, compliment, and highlight our mission, and provide strong lifestyle branding opportunities.

In these locations, we sell coffee products, including bag coffee, K-Cups, and RTD coffee, as well as merchandise. We are typically the only branded coffee sold in these stores, often with Black Rifle Coffee exclusive displays. We believe these strategic partnerships expand our brand awareness due to overlapping customer bases, particularly with those who are active duty or retired military, as well as outdoorsmen, hunters, fishermen, and other enthusiasts with high affiliation to our brand.

By the end of 2021, we estimate that our products will be sold in 2,200 of these specialty retail doors up from 800 in 2019. We are targeting more than 5,000 doors out of 7,200 by the end of 2023. We view these retail partnerships as a key part of our omni-channel flywheel driving our business by reaching consumers across multiple touchpoints.

I will now turn it back over to Tom.

Tom Davin

Thank you, Toby.

An example of our omni-channel flywheel can be seen in the San Antonio market. In 2020, we opened one Outpost and started selling product in the local Bass Pro. We also introduced Ready to Drink product in convenience stores in and around the San Antonio market. Of course, we were already serving the at-home, direct-to-consumer market via our ecommerce platform.

In 2020, our total volume in the market was $3 million. This year we have continued to add additional wholesale doors, and we're anticipating $5 million of total revenue in the San Antonio market by the end of 2021. Today we have two Outposts under construction with three additional deals in negotiation in the San Antonio market. By 2023, we will have seven Outposts and anticipate total revenue of more than $20 million. While it's still early, it is clear that each element of our model is indeed additive and creates a capital efficient and differentiated business platform.

Taking this all together, we are forecasting 2021 revenue of approximately $230 million. As we look to the stair step up to 2023 revenue, direct-to-consumer will account for $30 million of incremental revenue based on steady growth off of our substantial direct-to-consumer base.

Wholesale will deliver another $90 million of incremental revenue from new doors, new retailers, and additional SKUs, Our Outposts will contribute $78 million of incremental revenue, Other will drive $4 million, totaling $430 million forecasted 2023 revenue, indicating a compounded annual growth rate of approximately 37%.

I will now turn the call over to Greg Iverson, our Chief Financial Officer, to discuss our financial performance in greater detail

Greg Iverson

Thank you, Tom.

Slide 34 demonstrates the incredible journey we’ve been on and where we’re headed. Black Rifle Coffee began as a direct-to-consumer business, providing us years of rich customer data and a loyal national following, factors we believe provide us with a tremendous advantage as we evolve our omni-channel model. With the introduction of Ready to Drink, and our retail coffee shops in 2020, our business mix is rapidly evolving into a true omni-channel offering, while we continue growing each of these key distribution channels.

We forecast we will end 2021 with approximately $230 million in revenue, which would be a growth rate of approximately 2.8 times over two years. Through executing on the growth plan that Evan and Tom outlined for you today, we believe we have significant runway for growth in all of our revenue channels, and we are forecasting revenue growing to approximately $430 million in 2023. This would represent a Compound Annual Growth Rate, or CAGR, of 37% over the next two years and a four-year CAGR of approximately 51% from 2019 to 2023.

I will now walk through our growth by channel. First, with direct-to-consumer, we will continue to grow our subscriber base through increased consumer awareness and strong customer retention.

Second, on our Ready to Drink business, we will continue our rapid expansion by successfully launching with retailers and distributors in this very large market. Third, with retail coffee shops, we will execute on our strategy by creating an immersive experience for our customers. As a reminder, today we operate four Company stores and five franchise locations. Longer term, we see the opportunity for a coast-to-coast coffee shop network.

Fourth, wholesale. Here we have a lot of untapped potential. We're in the very early stages of creating excellent partnerships with leading retail brands.

Our business in 2021 has significantly transformed from where we began in 2020, and we're growing across all of our revenue channels. This is driving our strong momentum heading into the back half of 2021.

To provide further context, I’ll touch briefly on our first half 2021 revenue growth versus the prior-year period. In direct-to-consumer, we've continued to retain our subscribers and drive growth with new and returning customers with revenue up 41% from the prior year. In the wholesale channel, we've launched key partnerships with leading retailers such as Bass Pro and Cabela's, and aggressively moved into the massive RTD market, driving revenue growth of over 200% in this channel. We’ve also proven our retail concept and are now rapidly scaling the build out of our coffee shops, with sales up over 650%.

I would now like to discuss our approach to capital allocation. As we evolve our operating model, we will invest where we see the greatest opportunities, and today we see incredible opportunity to invest capital in our core business with strong returns. This is a big part of the reason why we are pursuing this transaction to become a public company.

We have already discussed the economic model for Outposts, which is the primary area for capital investment. With Evan and Tom’s leadership, we're confident in our ability to achieve 45% cash-on-cash returns for our retail Coffee Shops. The majority of our remaining capital will be allocated to scaling our in-house coffee production capabilities.

Lastly, I want to briefly discuss our long-term goals. First, on revenue. Given the strength of our brand and our product offering within the massive U.S. coffee industry, we are confident we can continue revenue growth at or above the 30% level.

Second, on gross margin. We've demonstrated gross margins above 40%, and we believe there's room for improvement as we continue to scale and fine tune our operations.

Lastly, on EBITDA margin. Today we're investing significantly to support new lines of business, but at scale we believe we can realize EBITDA margins around 20%.

I will now turn the call over to Duncan Murdoch, Chief Investment Officer of SilverBox Engaged Merger Corp I, to discuss the transaction in greater detail.

Duncan Murdoch

Thanks, Greg.

I want to highlight five key points on how we have structured this transaction.

First, is transaction certainty. We have raised $300 million of common equity at $10 per share, led by a $100 million commitment by Engaged Capital; $100 million of that capital is a backstop that will flex depending upon the actual amount of cash retained from trust. This successful capital raise and innovative structure means that the minimum cash condition will be met, the Company has certainty of capital to execute its business plan, and we also aren’t overfunding the transaction.

Second, the mission. This is such an important mission that we are proud to support. This will continue to be a veteran-led Company. A majority of the Board of Directors will be veterans. We're never going to lose sight of the fact that this is what makes this Company great. As we noted earlier, we're going to donate over 400,000 shares, or over $4 million of equity, to the foundation. We talk the talk, but we also want to walk the walk, and we think this is critical.

Third, alignment with our shareholders and Black Rifle Coffee. Existing shareholders of Black Rifle Coffee will continue to own more than 68% of the Company, including 45% continued ownership by the founders and management, with minimal secondary proceeds. Further, as previously mentioned, existing Black Rifle Coffee shareholders have agreed to defer 20 million shares linked to share price performance, and we at SilverBox Engaged have agreed to forfeit 1.2 million of our founder shares and defer an additional 1.2 million of our founder shares. We did this because we think it's important that all of our interests are aligned with our shareholders.

Fourth, the capital fully funds the business plan outlined in this presentation. The primary use of proceeds is to pay down the existing debt and preferred equity, and the fund up to $225 million of growth capital to support management’s growth plans.

Finally, the transaction would value the Company at a $1.7 billion pro forma enterprise value assuming a share price of $10 per share, which represents 4 times 2023 revenue, which we think is an extremely compelling valuation.

When we were benchmarking valuation, we looked broadly to identify companies that have key characteristics that are similar to Black Rifle Coffee.

First, is that powerful mission-led brand. It permeates the culture of this Company, and creates such a loyal customer base.

Second, is the omni-channel strategy, with strong recurring revenue, an extremely scalable platform and brand, and huge white space in coffee and beyond. The Company is digitally native and has such good data about where their customers live, and what they order, which benefits the business in multiple ways.

Third is the multiple levers for sustained growth above 30% per annum. There are so many avenues to grow here, and most importantly we're early days in many.

Finally, the growth opportunities are extremely scalable and capital efficient. When you consider all of these investment attributes, we believe the Company measures up extremely well against all of the high-quality comparables that we reviewed. The comparable companies that we have identified fall into two buckets; high growth food and beverage companies, and direct-to-consumer lifestyle brands. All of the companies on this page are great branded companies, but we think Black Rifle Coffee fits incredibly comfortably next to these businesses from a benchmarking point of view.

Black Rifle Coffee is expected to grow 35% in 2022 and 38% in 2023. Those are impressive growth rates, and are slightly higher than the median for some of these high-growth food and beverage companies and materially ahead of the direct-to-consumer lifestyle brands that we looked at. From a gross margin perspective, Black Rifle Coffee compares very favorably to the high growth food and beverage names and even to some of the DTC lifestyle brands which tend to have slightly higher gross margins.

From a valuation perspective, on this page we look at enterprise value to 2023 revenue and gross profit. We have priced Black Rifle Coffee at 4 times 2023 revenue. That is almost a 40% discount to the median for the high growth food and beverage names, and for the direct-to-consumer lifestyle brand names as well. So, a significant discount for a company that we think benchmarks extremely favorably next to those companies.

Black Rifle Coffee is also priced at a discount to the median food and beverage multiple, and also a material discount to the direct-to-consumer lifestyle brands, remembering that compared to that last comp set, the Company’s growth rate is much higher. Overall, we think it is a compelling discount and valuation for a company with significant scale already, a long runway for growth, and a powerful mission-led brand with a loyal customer base.

Tom, over to you to wrap up.

Tom Davin

Thanks, Duncan.

Pulling this all together, we are in the early years of a multi-decade growth strategy, executed through proven elements of our omni-channel flywheel. We fully appreciate that we operate in a competitive arena, but we believe we have a winning, durable business model. Tying back to Evan’s comments at the opening, keep in mind five key factors.

One, Black Rifle Coffee is an exciting and growing brand. We have more than 270,000 active subscribers, Ready to Drink coffee business that is rapidly scaling across a variety of doors in a massive market. We have an Outpost model that is very exciting, and it’s delivering both exceptional experiences and financial results.

Two, we have a talented management team with extensive experience of achieving results.

Three, we have a track record of delivering financial returns. Over the past three years, we have grown revenue at a compounded annual growth rate of 67% and plan to grow 37% over the next three years,

Four, we know how to build this brand. We have an aggressive, integrated growth strategy, and we have a team with a relentless dedication to execution.

Five. Lastly, we have chosen a partner for this deal who is passionate about our mission. Our partners at SilverBox Engaged have tied their sponsor economics to our growth. Their interests, our interests, and the interests of our shareholders are tightly aligned.

Thank you very much.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Authentic Brands, LLC (the “Company”) or SilverBox Engaged Merger Corp I (“SBEA”). Forward-looking statements generally relate to future events or SBEA’s or the Company’s future financial or operating performance. For example, projections of future revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by SBEA and its management, and the Company and its management, as the case may be, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) SBEA’s ability to complete the business combination; (2) the outcome of any legal proceedings that may be instituted against SBEA, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; (3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of SBEA, to obtain financing to complete the business combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (5) the ability to meet stock exchange listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; (12) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated stockholder redemptions, purchase price and other adjustments; and (13) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SBEA’s final prospectus relating to its initial public offering dated February 25, 2021, in the registration statement on Form S-4 (the “Form S-4”) relating to the business combination to be filed with the Securities and Exchange Commission (the “SEC”), and in subsequent filings with the SEC, including the final prospectus/proxy statement relating to the business combination. There may be additional risks that neither SBEA nor the Company presently know or that SBEA and the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither SBEA nor the Company undertakes any duty to update these forward-looking statements or to inform the recipient of any matters of which any of them becomes aware of which may affect any matter referred to in this communication.

Additional Information about the Proposed Business Combination and Where to Find It

This communication is being made in respect of the proposed transaction involving SBEA and the Company. In connection with the proposed business combination, the Form S-4 is expected to be filed by a newly-formed holding company (“PubCo”) with the SEC that will include a proxy statement of SBEA and that will also include a prospectus of PubCo. SBEA’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE FORM S-4, INCLUDING THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE AMENDMENTS THERETO AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT SBEA, PUBCO, THE COMPANY AND THE PROPOSED BUSINESS COMBINATION. This communication does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of SBEA as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

SBEA, PubCo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from SBEA’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in SBEA is contained in SBEA’s final prospectus related to its initial public offering dated February 25, 2021, which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of SBEA in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination that will be filed on Form S-4 when available.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.